May 19, 2000







Jeffrey E. Jacobson

Jacobson & Colfin, P.C.

156 Fifth Avenue

New York, NY  10010





     RE:  Engagement





Dear Mr. Jacobson:



     We are pleased to confirm the arrangements under which Jeffrey E. Jacobson (the "Consultant") is engaged by INFOTOPIA
(the "Company") to advise the Company in structuring mergers or other acquisitions to which the Company is a party (the
"Transaction").





     The Consultant and the Company agree as follows with respect to the Transaction:





     12. Servicing: During the Term (as hereinafter defined), the Consultant shall render such services to the Company so as assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such a target is found, that any transaction will be completed. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.



     13. Term of Engagement: Either party hereto may terminate this Agreement at any time after the date hereof, with or without cause, upon fifteen (15) days written notice to the other party (the "Term").



     14. Engagement Fee: Upon the execution of this Agreement, the Company shall pay to the Consultant a fee (an "Engagement Fee") of 700,000 shares of the



       Company's common stock (the "Shares"), which amount shall not be refundable.



     15. Registration Rights: The Company hereby covenants and agrees to immediately file, from the date hereof, a registration on Form S-8 with the Securities and Exchange Commission with respect to the Shares, including a reoffer prospectus, to the extend required.



     16. Transaction Fee: In the event that the Company consummates a Transaction with any party introduced to the Company by the Consultant, the Company shall pay to the Consultant an additional fee (the "Transaction Fee"), equal to 700,000 shares of common stock. These shares will be registered on Form S-8 within fourteen (14) days of the consummated transaction.



     17. Further Assurances: In connection with the issuance of the Shares of common stock of the Company to the Consultant pursuant to this Agreement or the issuance of shares of common stock of the Company to the Consultant as a Transaction Fee, the Consultant covenants and agrees that he shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, instruments, certificates and other documents, including the Subscription Agreement, a copy of which is annexed hereto as Annex A, and shall take or cause to be taken any and all such further action, as the Company may reasonably deem necessary or desirable in order to carry out the intent and purpose of the Agreement.



     18. Indemnification: Each party agreed to indemnify and hold the other harmless from any loss, damage, liability or expense, including reasonable attorney fee's and other legal expenses, to which the other party may become subject arising out of or relating to any act or omission by the indemnifying party (or any person connected or associated with the indemnifying party), which is or is alleged to be a violation of any applicable statues, laws or regulations or arising from the negligence of willful misconduct of the indemnifying party.



     19. Cooperation: During the term of this Agreement, the Company shall furnish the Consultant with all information, data or documents concerning the company that the Consultant shall reasonably deem appropriate in connection with his activities hereunder, other then material non-public information.



     20. Notice: All notice, requests, demands and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the day after the date sent by a recognized overnight courier service with all charges prepaid of billed to the account for the sender, (c) five (5) days after being deposited in the mail if sent by first-class air mail, registered or certified, postage prepaid, or (d) on the day after the date set forth on the transmission to the party being notified at its address or facsimile number set forth below or such other address or facsimile numbers as any party hereto shall subsequently notify all other parties hereto in writing:







       (iv) If the Consultant:



            Jeffrey E. Jacobson.

                156 Fifth Avenue

                New York, NY  10010

                Phone: (212) 691-5630





       (v)  If to the Company:



            Infotopia

                43 Taunton Green / Suite

                Taunton, MA  02778

                ATTN: Daniel Hoyng,

                Phone: (508) 884-9900





       (vi) with a copy to:



            Chapman & Flanagan, Ltd.

                2080 East Flamingo Road, Suite 112

                Las Vegas, NV  89119

                Attention: Sean Flanagan

                Phone: (702) 650-5660





     21. Non-Assignability Binding Effect: Neither this Agreement, nor any of the rights or obligations of the parties shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assignees.



     22. Choice of Law: This Agreement shall be governed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.













       Please indicate your agreement to the foregoing by signing and returning to us the enclosed copy of this letter, whereupon this letter shall become a binding
     Agreement.







INFOTOPIA





                              By/s/ Daniel Hoyng

                                         Daniel  Hoyng  /  CEO  &
Chairman







Accepted and Agreed

this 19th day of May, 2000





_/s/ Jeffrey E. Jacobson

     Jeffrey E. Jacobsono